DEED OF MOVEABLE HYPOTHEC
TO SECURE TITLES OF INDEBTEDNESS

ON THIS TWENTY-EIGHTH DAY OF JULY TWO THOUSAND AND FIVE.

BEFORE MTRE LAURENT BENHAIM, the undersigned Notary for the Province of Quebec, practicing in the City and District of Montreal.

APPEARED:

ART ADVANCED RESEARCH TECHNOLOGIES INC./ART RECHERCHES ET TECHNOLOGIES AVANCÉES INC., a legal person and corporation duly incorporated under the Canada Business Corporations Act, having its head office and a place of business at 2300 Alfred-Nobel Boulevard, Saint-Laurent, Quebec H4S 2A4, herein acting and represented by Jacques Bédard, its Chief Financial Officer and by Sébastien Gignac, its Corporate Secretary duly authorized in virtue of a Resolution of the Board of Directors enacted on July 22, 2005, a certified extract of which resolution remains annexed as Annex “A” hereto after having been acknowledged as true and signed for identification by the said signing officers with and in the presence of the undersigned notary.

(the “Grantor”)

AND:

PORTSIDE GROWTH AND OPPORTUNITY FUND, a legal person duly constituted under the laws of the Cayman Islands in its capacity as Fondé de Pouvoir of the Noteholders and of any present or future holders of the Notes, having a place of business at 666, Third Avenue, 26th Floor, New York, New York, 10017, herein acting and represented by Michael Gaon, its attorney, mandatary and representative, duly authorized for the purposes hereof pursuant to a “Power of Attorney” executed at New York, New York, on July 25, 2005 by Jeffrey C. Smith, its duly authorized representative, which “Power of Attorney” remains annexed hereto as Annex “B” hereto after having been signed for identification by said representative with and in the presence of the undersigned Notary.

(the “Trustee”)

WHEREAS the Grantor is authorized by law to issue and sell, pledge or hypothecate bonds or other titles of indebtedness and/or give them as security;

WHEREAS Article 2692 of the Civil Code of Quebec permits a legal person to grant a hypothec securing payment of titles of indebtedness in favour of the person authorized to do so on behalf of the creditors of such indebtedness;

WHEREAS the Trustee has been appointed as Fondé de Pouvoir of the Noteholders pursuant to the terms, conditions and provisions of the Securities Purchase Agreement and, to the extent necessary or useful, the Trustee is hereby appointed the Fondé de Pouvoir of the Noteholders in order to hold the hypothecs created hereby as security for the Obligations;

WHEREFORE, THE PARTIES HAVE AGREED WITH EACH OTHER AND HAVE DECLARED UNTO THE UNDERSIGNED NOTARY AS FOLLOWS:

1.	PREAMBLE

1.1 The preamble forms part hereof as if recited at length herein.

2.	DEFINITIONS

2.1 Unless otherwise defined herein or unless there is something in the subject or the context hereof inconsistent therewith, each capitalized term used in this Deed has the meaning ascribed thereto in the Securities Purchase Agreement.

2.2 Unless the context otherwise requires, the following expressions will have the respective meanings hereinafter set forth:

2.2.1 “Administrator” has the meaning ascribed to it in Section 8.2(a) hereof;

2.2.2 “Adverse Encumbrance” means any lien, hypothec, encumbrance, charge, right or prior claim (other than the Permitted Liens) whether ranking prior to, equal with or after the security hereby created in favour of the Trustee, or any seizure or attachment, which affects the whole or any portion of the Charged Property;

2.2.3 “Charged Property” has the meaning ascribed to it in Section 3.1 hereof;

2.2.4 “Default” has the meaning ascribed thereto in Section 7.1 hereof;

2.2.5 “Event of Default” has the meaning ascribed thereto in the Notes;

2.2.6 “Existing Subsidiaries” means the two subsidiaries of the Grantor set forth on Schedule 3(a) of the Securities Purchase Agreement and “Existing Subsidiary” means either one of them;

2.2.7 “Fondé de Pouvoir” means a person holding the power of attorney of creditors and acting as the “Fondé de Pouvoir” of creditors, in favour of which person hypothecs securing payment of bonds, debentures or other titles of indebtedness may be granted, all as envisaged pursuant to Article 2692 of the Civil Code of Quebec;

2.2.8 “Hypothec Amount” means the sum of TWELVE MILLION DOLLARS ($12,000,000.00);

2.2.9 “Insurance” means, collectively, all insurance policies relating directly or indirectly to any of the Charged Property and/or any parts thereof and any and all present and future indemnities or other amounts paid or payable under any and all present and future insurance contracts covering the Charged Property as well as all claims and security therefore and the right to collect and receive same;

2.2.10 “Interest Rate” means twenty-five percent (25%) per annum;

2.2.11 ”Leased Premises” means the two distinct premises occupied and leased by the Grantor from Société Immobilière Technologique de Montréal and Timex Realty Corp. as landlords, corresponding to civic addresses 2300 Alfred-Nobel Blvd., St. Laurent, Quebec H4S 2A4 and 5897 St. François Road, St. Laurent, Quebec H4S 1B6, respectively;

2.2.12 “Lien” has the meaning ascribed thereto in the Notes;

2.2.13 “Noteholders”, means collectively, the parties to the Securities Purchase Agreement named and designated as the “Buyers” pursuant to the terms thereof as holders of the Notes, as well as their respective successors and assigns and “Noteholder” means any one of them;

2.2.14 “Notes” means collectively, the Initial Notes issued and sold to the Noteholders pursuant to the Securities Purchase Agreement and “Note” means any one of the Initial Notes;

2.2.15 “Obligations” means the payment of any and all amounts in principal and interest (including interest on amounts in default) as well as any other indebtedness and obligations due in virtue of, or arising under, the Notes and any of the other Transaction Documents, as well as payment of all other sums, if any, from time to time due under this Deed to the Noteholders or the Trustee;

2.2.16 “Permitted Liens” has the meaning ascribed thereto in the Notes;

2.2.17 “RDPRM” means the Register of Personal and Movable Real Rights of the Province of Quebec;

2.2.18 “Scheduled Intellectual Property” means any and all of the property and rights described in Clause 3.1.4;

2.2.19 “Securities Purchase Agreement” means the “Securities Purchase Agreement” dated or to be dated on or about July 28, 2005 executed by and among the Grantor and the Noteholders, as same may be amended, modified, supplemented or restated from time to time.

3.	HYPOTHEC AND ADDITIONAL HYPOTHEC

3.1 Hypothec

As continuing and collateral security for the payment to the Noteholders and the Trustee of the Obligations and the fulfilment of the other obligations of the Grantor hereunder, the Grantor hereby hypothecates to and in favour of the Trustee, for the benefit of and as “Fondé de Pouvoir” of the Noteholders, for and in the Hypothec Amount with interest thereon at the Interest Rate, both before and after maturity, demand, default and judgment, (i) the universality of its moveable property, present and future, corporeal and incorporeal, of whatever nature and wherever it may be situated, (ii) all rights, title and interest now or hereafter held by the Grantor in all such movable property to the extent of such rights, title and interest, and (iii) all present and future renewals, accretions, replacements and substitutions of such property as well as everything now or hereafter united to such property by accession (collectively, the “Charged Property”) including, without limitation:

3.1.1 as a universality, all accounts receivable, book accounts, book debts, debts, claims, monies, rentals, revenues, incomes, loans receivable, demands, choses in action, rebates, refunds, amounts owing by or claimable from the crown, state or government (or any departments, agents or agencies thereof) and any other amounts which now are or which may at any time in the future be due or owing to or owned by the Grantor from any Person, wherever the debtors thereof may be situated, and all of the right, title and interest in any of the foregoing which the Grantor, now or at any time in the future, has or may have as well as all security interests, hypothecs, assignments, guarantees, bills of exchange, notes, negotiable instruments, contracts, invoices, books of account, letters of credit and/or other documents and rights, now or at any time in the future, held or owned by the Grantor or any other Person on behalf of the Grantor in respect of any of the foregoing and any and all rights of an unpaid vendor (including rights to merchandise returned, repossessed or recovered) (the “Claims”);

3.1.2 as a universality, all goods, wares and merchandise, property in stock, inventories and any other corporeal movable property kept for sale, lease, processing, manufacture, transformation and/or use in providing service, whether raw, in process, finished, in transit, to be used or to be consumed which now are or which may at any time in the future be owned by the Grantor and all of the rights, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have, as well as all present and future packaging and shipping materials and all materials and property ancillary to any of the foregoing (the “Inventory”);

3.1.3 as a universality, all corporeal movable property of any and all nature, form or description whatsoever (other than property described elsewhere in Sections 3.1 through 3.1.12 hereof, inclusively) including, without limitation, all tools, machinery, equipment, rolling stock, leasehold improvements and fixed assets which now are or which may at any time in the future be owned by the Grantor and all of the rights, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have (the “Equipment”);

3.1.4 as a universality, all incorporeal movable property of any and all nature, form or description whatsoever (other than property described elsewhere in Sections 3.1 through 3.1.12 hereof, inclusively) including, without limitation: (i) all patents, patent applications and patents pending, registered and unregistered trademarks, trade or brand names, service marks, copyrights, industrial designs, formulae, processes, trade secrets, goodwill, contractual rights, licenses and permits which now are or which may at any time in the future be owned by the Grantor and all of the rights, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have including, but without limitation, the Scheduled Intellectual Property; and (ii) all rights, title and interest of the Grantor in and to all contracts and other writings to which the Grantor is now or may, at any time in the future, become a party to or is now or may, at any time in the future, become bound by (the “Intangible Property”);

3.1.5 as a universality, all documents of title, whether negotiable or non-negotiable, including, without limitation, all promissory notes, bills of exchange, drafts, cheques, warehouse receipts and bills of lading which now are or which may at any time in the future be owned by the Grantor and all of the rights, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have (the “Documents of Title”);

3.1.6 as a universality, all shares, stocks, warrants, bonds, debentures, debenture stock and other securities which now are or which may at any time in the future be owned by the Grantor and all of the rights, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have including, without limitation, all shares, stocks, warrants, bonds, debentures, debenture stock and other securities issued in addition to or in replacement of those originally forming part of the Charged Property including those issued in connection with a distribution of dividends in kind, a conversion, a stock split, a purchase, a repurchase, a cancellation, a merger, a change or a transformation affecting the shares, stocks, warrants, bonds, debentures and other securities forming part of the Charged Property (the “Securities”);

3.1.7 as a universality, all monies, cash, foreign currencies and credits which now are or which may at any time in the future be owned by the Grantor and all the right, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have (the “Monies”);

3.1.8 as a universality, all indemnities and all other amounts which now are or which may at any time in the future be due or owing to the Grantor or to which the Grantor now is or may at any time in the future be entitled to receive under and/or as a result of any Insurance (the “Insurance Claims”);

3.1.9 all computer programs, firmware and software and all computer and other records and data, whether in hard copy or otherwise, pertaining to any of the Charged Property and the equipment containing same and owned by the Grantor (the “Records”);

3.1.10 all property in any form derived directly or indirectly from any dealings with any of the Charged Property and all proceeds of lease or sale as well as all indemnities or compensation paid in respect thereof (the “Proceeds”);

3.1.11 the principal and the income of the Charged Property as well as any right attached to the Charged Property;

3.1.12 as a universality, all deeds, documents, registers, invoices and books of account evidencing the Charged Property or relating thereto; and

3.1.13 as a universality, all corporeal and incorporeal moveable property, assets rights and undertakings of any kind or nature (other than the property, assets and undertakings described in Clauses Sections 3.1.1 through 3.1.12 hereof), wherever situated, now owned or hereafter acquired by the Grantor, the whole wherever any of the foregoing Charged Property is or may in the future be located, whether in possession of the Grantor, in possession of third parties, in transit or otherwise.

3.2 Notwithstanding anything herein to the contrary, if the assignment or creation of a hypothec in any of the Grantor’s right, title or interest (a) in any intellectual property constituting Charged Property would constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of the Grantor therein, or (b) in any licence, permit, contract or agreement constituting Charged Property to which the Grantor is a party would, under the terms of such licence, contract or agreement, or otherwise, result in a breach or termination of the terms of, or constitute a default under or termination of any such licence, permit, contract or agreement under the terms thereof, the hypothec created hereby on any such intellectual property, licence, permit, contract or agreement shall be under the suspensive condition of the ineffectiveness, lapse or termination of any such provision or condition which would cause the results indicated in clause (a) or (b). Upon such ineffectiveness, lapse or termination, the hypothec created under this Deed shall apply to the applicable intellectual property, licence, permit, contract or agreement without regard to this section and without the necessity of any further act or assurance to effect the hypothecation thereof.

4.	COLLECTION OF CLAIMS

4.1 Notwithstanding the hypothecation of the Claims and the Insurance Claims created hereby in favour of the Trustee (as well as any publications, registrations and/or significations perfecting same), the Trustee, subject to the provisions hereof, hereby authorizes the Grantor to collect the Claims and the Insurance Claims as they fall due. Upon the occurrence of an Event of Default and as long as same is continuing, all amounts collected or received by the Grantor in respect of the Claims and the Insurance Claims (after the Trustee has withdrawn the authorization of the Grantor to collect the Claims and the Insurance Claims) will be deemed to have been collected or received by the Grantor as mandatary of and in trust for the Trustee and will be remitted immediately to the Trustee in identical form as received, duly endorsed in blank, or deposited into such bank accounts as are acceptable from time to time to the Trustee.

4.2 The Trustee may, upon occurrence of an Event of Default and for as long as same is continuing, withdraw the authorization of the Grantor to collect the Claims and Insurance Claims, whereupon all Claims and Insurance Claims thenceforth falling due shall be paid by the lessees and/or payers thereof solely to the Trustee and not to any other person(s) (including, without limitation the Grantor) whatsoever, the Trustee being the sole person authorized and entitled to grant discharge thereof.

4.3 Upon the occurrence of an Event of Default and (i) after the exercise of a hypothecary recourse and surrender of the Charged Property or (ii) the withdrawal of the authorization of the Grantor to collect the Claims and Insurance Claims:

4.3.1 The Trustee shall be entitled to give good and sufficient discharge for all Claims and Insurance Claims collected by it, but the Trustee shall not be liable for any loss or damage resulting from non-collection thereof, any irregularity in the payment thereof or any failure to inform the Grantor of such non-collection or irregularity;

4.3.2 The Trustee shall hold any proceeds received by the Trustee, in a separate account to be applied by the Trustee for any of the following purposes, namely:

i)	The maintenance, operation and administration of the Charged Property, the amount charged against such maintenance, operation or administration to include the usual charges of independent property managers for such services as well as reasonable compensation for any professional or agent engaged by the Trustee for the maintenance, operation and administration of the Charged Property and/or collection of the Claims and the Insurance Claims, provided there is no duplication in charges to independent property managers and compensation to professionals or agents engaged by the Trustee; and

ii)	The payment or reduction of the whole or any portion of the Obligations then due, whether principal, interest or any compound interest thereon, as the Trustee, in its sole discretion, deems appropriate.

4.4 Neither the receipt nor the application of any Claims or any Insurance Claims by the Trustee shall reduce, novate or otherwise affect the hypothecs, security and rights hereby created in favour of the Trustee, all of which shall remain in full force and effect for the full amount thereof unless reduced or discharged in writing by the Trustee.

4.5 In the event that the Trustee becomes entitled, pursuant to Clause 4.2 hereof, to collect the Claims and Insurance Claims:

4.5.1 the Trustee will be the only party authorized and entitled to collect, dispose of and deal with the Claims or the Insurance Claims (as the case may be);

4.5.2 the Trustee will have the right to collect, dispose of and deal with the Claims or the Insurance Claims (as the case may be) as it may deem expedient including, without limiting the generality of the foregoing, to demand, sue for, enforce, recover and receive payment of the Claims or the Insurance Claims (as the case may be) and to compound, compromise, grant extensions, take and give up securities, accept compositions and grant releases and discharges with respect thereto, the whole without notice to the Grantor and without any liability for any loss resulting therefrom;

4.5.3 actions to enforce rights with respect to the Claims or the Insurance Claims (as the case may be) may be instituted by the Trustee, at its discretion, in its own name, in the name of the Grantor, or in the name of the Trustee and the Grantor jointly;

4.5.4 the Trustee will not be obliged to inform the Grantor of any irregularity in the payment of any of the Claims or the Insurance Claims (as the case may be); and,

4.5.5 the Trustee shall be entitled to apply such collections towards the payment or reduction of the whole or any portion of the Obligations, whether principal, interest or any compound interest thereon, as the Trustee, in its discretion, deems appropriate, the whole whether or not a Default shall have occurred.

5.	INSURANCE

5.1 As additional security for the payment of the Obligations and performance of the Grantor’s other obligations hereunder, the Grantor shall insure and keep insured all of the Charged Property.

5.2 At least ten (10) days prior to the expiry or cancellation of any Insurance, the Grantor shall deliver to the Trustee evidence of renewal or replacement thereof.

5.2.1 Should the Grantor fail to insure and keep insured the corporeal property hypothecated hereby or renew or replace the Insurance as herein required, the Trustee may, subject to providing prior written notice to the Grantor, insure and keep insured the corporeal property hypothecated hereby and/or renew or replace any such Insurance, in which case the Grantor shall pay to the Trustee, upon the Trustee’s demand all sums expended by the Trustee in effecting any of the foregoing together with interest thereon at the same interest rate as the highest interest rate payable by under the Notes, calculated from the respective dates of payment thereof by the Trustee.

5.2.2 In the event of any material loss of or damage to the corporeal property hypothecated hereby:

i)	the Grantor shall immediately notify the Trustee as to the details thereof; and

ii)	all Insurance Claims may be paid to and collected by the Grantor, save and except where Insurance Claims are payable at a time when there has occurred and there is continuing an Event of Default, in which case, such amounts are to be paid to and collected by the Trustee; the Grantor hereby acknowledging that any Insurance Claims received by it in such instances shall be deemed to be held in trust for and on behalf of the Trustee.

6.	COVENANTS, REPRESENTATIONS AND WARRANTIES

6.1 The Grantor covenants, represents and warrants as follows:

6.1.1 The Grantor will maintain the Charged Property in good repair and prevent any use thereof which might materially diminish the value thereof or the Trustee’s hypothec thereon, and from time to time at the request of the Trustee give the Trustee’s officers, employees and agents access thereto for the purpose of inspection during normal business hours;

6.1.2 The Grantor will perform, observe and comply with all obligations, terms, conditions and covenants provided under the Securities Purchase Agreement, the Notes and the other Transaction Documents;

6.1.3 The Grantor will not, other than in the ordinary course of business, sell or otherwise dispose of any of the Charged Property without the prior written consent of the Trustee, which consent will not be unreasonably withheld;

6.1.4 The Grantor is and shall be the sole and absolute owner of the Charged Property by good and valid title free and clear of all Adverse Encumbrances, save and except for the following:

a)	Liens in favour of lessors under leases, Liens in favour of vendors under conditional sale agreements and Liens in favour of other Persons holding Liens on specific moveable property of the Grantor in order to secure the financing or the acquisition of such specific property by the Grantor, including but without limitation, Liens charging specific motor vehicles or equipment;

b)	Movable hypothec on claims granted in favour of the Canadian Imperial Bank of Commerce in the principal amount of $1,495,000.00 plus interest at the rate of 25% per annum, registered at the RDPRM on December 22, 1999 under number 99-0228926-0001, which Lien is to be discharged and radiated forthwith upon the purchase of the Notes by the Buyers;

c)	Movable hypothec in favour of Timex Realty Corp. on the universality of movable property located at 5897 chemin St. François, St. Laurent, Quebec H4S 1B6 in the principal amount of $47,500.00 registered at the RDPRM on January 14, 2003 under number 03-0016143-0006;

d)	Movable hypothec on a universality of movable property including inventory, claims, equipment, insurance proceeds, intellectual property, documents of title, motor vehicles granted in favour of Canadian Imperial Bank of Commerce in the principal amount of $4,600,000.00 plus interest at the rate of 25% per annum, registered at the RDPRM on July 21, 1998 under number 98-0091614-0001, which Lien is to be discharged and radiated forthwith upon the purchase of the Notes by the Buyers; and

e)	Movable hypothec in favour of Société Immobilière Technologique de Montréal Inc. on a universality of movable property located at 2300 rue Alfred Nobel, St. Laurent, Quebec in the principal amount of $600,000.00 (reduced to $240,000.00 July 31, 2002) registered at the RDPRM on July 8, 1997 under number 97-0082706-0001.

6.1.5 The Trustee shall be notified in writing of any change in the Grantor’s head office as well as in respect of any change in and to the nature of any enterprise carried on by the Grantor, within thirty (30) days of any such change;

6.1.6 The Grantor holds no shares in the capital stock of, or any other equity interest in, any corporation or company other than the Existing Subsidiaries;

6.1.7 Neither of the Existing Subsidiaries operates any active business nor holds any assets of any kind or nature;

6.1.8 The Grantor will not acquire or create any new subsidiaries or transfer any assets of any kind or nature to either of the Existing Subsidiaries or to any new subsidiary unless, concurrently with any such transactions, the Grantor has caused such Existing Subsidiary or such new subsidiary to grant a security interest and/or hypothec in favour of the Trustee, in form and substance satisfactory to the Trustee, pursuant to which a security interest and/or hypothec has been created and granted in conformity with all relevant jurisdictions;

6.1.9 The Grantor will not amend or otherwise alter any of the terms or conditions of either of the leases relating to the Leased Premises where same would result in the increase of any of the obligations of the Grantor due under either of said leases; and

6.1.10 The aggregate amount of the prior-ranking hypothecs granted by the Grantor in favour of the landlords of the Leased Premises as security for the Grantor’s obligations thereunder shall not at any time exceed the aggregate sum of $647,500.00.

7.	EVENTS OF DEFAULT

7.1	Each of the following events constitutes a “Default” hereunder:

	7.1.1	The occurrence of any Event of Default; and

7.1.2 The failure by the Grantor to comply with any of the provisions of this Deed within fifteen (15) consecutive Trading Days after written notice to the Grantor specifying the nature of such failure.

8.	REMEDIES IN CASE OF DEFAULT

8.1 Upon the occurrence of any Default which is continuing, the Trustee, by notice to the Grantor, may declare all of the Obligations (including all accrued and unpaid interest and fees hereunder) to be immediately due and payable whereupon all of the Obligations shall immediately become and be due and payable and the hypothecary rights, security interests and all other rights granted hereunder in favour of the Trustee shall immediately become enforceable without further demand or other notice of any kind (other than as may be strictly required by law) of demand or notice (other than as may be strictly required by law) failing which, in addition to all hypothecary rights and other remedies and recourses presently or in the future available under law:

8.1.1 The Trustee may immediately take proceedings for the recovery of all or any portion of the Obligations; and

8.1.2 Upon demand by the Trustee, the Grantor will surrender and abandon the Charged Property, or the part thereof specified by the Trustee, to the Trustee or such person as may be designated by the Trustee, or will consent in writing to turn such property over to the Trustee or such person as may be designated by the Trustee at the time and place specified by the Trustee.

8.2 In the event that the Trustee obtains the surrender of the whole or any portion of the Charged Property and until such time as such Charged Property is restored to the Grantor or, as regards any portion thereof, the Trustee has concluded a recourse by way of taking in payment, sale by the creditor, sale under judicial authority or otherwise, or in the event that the Trustee collects any Claims, then, notwithstanding any provision of law to the contrary which may apply as a result of the Trustee having acquired or being deemed to have acquired simple, full or any other administration of the whole or any portion of the Charged Property:

(a)	The Trustee will be entitled to generally delegate the whole or any part of the administration of any Charged Property (including without limitation, the exercise of all discretionary powers) to such person(s) as the Trustee may designate or re-designate in the Trustee’s sole discretion (any such person being herein referred to as an “Administrator”);

(b)	The Trustee and any Administrator will be entitled to reimbursement of all reasonable costs and expenses (including, without limitation, all reasonable costs, expenses and fees incurred by any attorneys or other persons engaged by the Trustee or the Administrator acting reasonably in order to assist in such administration, or any matter pertaining thereto), as well as all reasonable fees of the Trustee and the Administrator incurred in such administration, all of which may be charged by the Trustee against any fruits, revenues or proceeds of alienation of the whole or any portion of the Charged Property;

(c)	The Trustee or the Administrator shall be entitled, under any circumstances and in such manner as the Trustee or the Administrator deems, in their respective discretion, appropriate, to alienate such Charged Property by onerous title;

(d)	The Trustee will be entitled to acquire the whole or any portion of any Charged Property alienated by onerous title in the course of any administration thereof;

(e)	In the event that the Trustee or the Administrator acquire full administration of any Charged Property, neither the Trustee nor the Administrator will be under any obligation whatsoever to make such Charged Property productive, increase such Charged Property or the value thereof or appropriate such Charged Property to any purpose other than payment of the Obligations;

(f)	The Trustee and the Administrator will be entitled to use for their own benefits any information which either of them may obtain by reason of their administration of the whole or any portion of the Charged Property provided such information is not used in a manner which causes a prejudice or damage to the Grantor;

(g)	The Trustee and the Administrator will be entitled, whether or not for value, to renounce to any right affecting, benefiting, pertaining to and/or forming part of any Charged Property administered by either of them;

(h)	Neither the Trustee nor the Administrator will be obliged, in any manner whatsoever, to prepare any inventory of any Charged Property, insure any Charged Property (other than as a “bon père de famille”) or give any security for any Charged property or their administration thereof. Should the Trustee or the Administrator, in their discretion, insure the whole or any portion of any Charged Property, the reasonable costs and expenses of any insurance shall form part of the costs and expenses referred to in paragraph (b) hereof ;

(i)	The Trustee and the Administrator may change the destination of the whole or any portion of any Charged Property under their administration and will not be bound to continue the use or operation of any Charged Property under their administration which produces fruits or revenues unless required by law or contract to do so;

(j)	Notwithstanding any provisions of law to the contrary, the Trustee and the Administrator will only be obliged to render an account to the Grantor upon the written request of the Grantor and once the Trustee or Administrator have determined, to their satisfaction, the details of such account.

8.3 In the event that the Trustee exercises its right to become the absolute owner of the Charged Property or any part thereof, the Grantor, concurrently with surrender or at any time thereafter at the request of the Trustee, will sign a voluntary Deed providing for the to take in payment the Charged Property or any part thereof. In the event that the Grantor requires the Trustee to sell any such Charged Property, the Grantor acknowledges that the Trustee will not be required to abandon its recourse of taking in payment unless, before the expiration of the delay to surrender, the Trustee: (i) shall have been furnished with security guaranteeing that the Charged Property in question will be sold at a sufficiently high price for the Trustee to be paid the amounts secured hereunder in full; (ii) shall have been reimbursed the costs which it has incurred; and (iii) shall have been advanced all amounts necessary for the sale of the Charged Property in question.

All expenditures and improvements made by any holder of the Charged Property and all payments made on account of the Obligations and the accessories thereof will belong to the Trustee without return or compensation. The Trustee will not be obliged to compensate or indemnify the Grantor or any other person for any cause whatsoever.

8.4 In the event that the Trustee exercises its right to sell the whole or any portion of the Charged Property by judicial authority or pursuant to a sale by the creditors, the following will apply:

(a)	Such Charged Property may be sold subject to and upon such terms and conditions (including, without limitation, terms extending credit) by way of one (1) or more sales by private agreement, call for tenders or public auction or combinations thereof as the Trustee or the Administrator see fit and the Trustee or the Administrator may, at any time, change or substitute any method of sale for any other method of sale of such Charged Property; and

(b)	Notwithstanding any provision of law to the contrary, in any call for tenders, the Trustee or Administrator will not be obliged to accept the highest offer or any offer and, in the event that no offer is accepted, may proceed to sell such Charged Property by any other method.

9.	REMEDIES CUMULATIVE

9.1 The different recourses of the Trustee hereunder are cumulative and not alternative. The rights and remedies of the Trustee hereunder are in addition to every other right and remedy now or hereafter existing in favour of the Trustee, whether by law or otherwise.

10.	WAIVERS

10.1 No delay or failure on the part of the Trustee in exercising any right or remedy hereunder shall affect such right or remedy, nor shall any single or partial exercise hereof preclude any further exercise thereof or the exercise of any other right or remedy. Any waiver by the Trustee of any of its rights or remedies hereunder will be valid only if express and in writing. No waiver shall be deemed to be or constitute a waiver of any other rights or remedies of the Trustee. In no event will the Trustee’s acceptance, after the full payment of the Obligations may have become due and payable, of any partial payment, be deemed to alter or affect the Trustee’s rights with respect to any subsequent payment or default thereon. Moreover, should the Trustee grant or tolerate any extension or delay for payment or performance of any obligations of the Grantor, such extension, delay, indulgence or tolerance will not be deemed an acquiescence by the Trustee in such default or waiver of any of the Trustee’s rights and remedies hereunder or in respect of any future default.

10.2 To the extent necessary or useful, the parties hereto expressly waive the application of Section 32 of the Act Respecting the Special Powers of Legal Persons (R.S.Q., c.P16) and of Articles 1310 and 2147 of the Civil Code of Quebec.

11.	NATURE OF INDEBTEDNESS AND SECURITY

11.1 Nothing contained in this Deed will be deemed to derogate from or alter the terms or conditions of any of the Obligations.

11.2 The security hereby granted secures and will continue to secure the Obligations on a continuing and fluctuating basis and is and will be valid notwithstanding that the whole or any portion of the prestations in consideration of which the Grantor has undertaken its obligations towards the Trustee have not yet been received and notwithstanding that the whole or any portion of the Obligations may not yet exist. With respect to any future Obligation secured hereby, the Grantor shall be deemed to have obligated itself again as contemplated by Article 2797 of the Civil Code of Quebec.

11.3 The security hereby granted will remain in full force and effect for the full Hypothec Amount until such time as an express written discharge is executed by the Trustee and delivered to the Grantor. The hypothecs, security and rights hereby created in favour of the Trustee will not be extinguished, reduced, novated or otherwise affected by any payments made to or amounts received by the Trustee, directly or indirectly, from the Grantor or any other party or as a result of any insurance indemnities arising from loss or damage to any of the Charged Property or by reason of the collection of any Claims.

12.	NATURE OF OBLIGATIONS

12.1 Every obligation of the Grantor hereunder is and will remain indivisible and the performance thereof in its entirety may be claimed from any and each of the successors of the Grantor.

13.	OTHER SECURITY

13.1 The security created hereunder is in addition to and not in substitution for nor deemed to be substituted by any other security now or hereafter held by or for the benefit of the Trustee and shall not be diminished or novated or otherwise affected by any other security or any promissory note or other evidence of indebtedness which the Trustee or any party for the benefit of the Trustee may have or obtain from the Grantor or any other person, nor shall any other security or note or evidence of indebtedness be diminished or novated or otherwise affected hereby.

14.	POWERS AND DUTIES OF THE TRUSTEE

14.1 The Trustee is the holder of the hypothecs and rights created hereunder as the beneficiary of all rights hereby conferred to the Trustee, as the Fondé de Pouvoir and as the agent for and on behalf of the Noteholders. The Trustee may do any act or execute and deliver any document necessary to the exercise of its duties hereunder.

14.2 The Trustee shall have the right to proceed in its name as Fondé de Pouvoir hereunder in the enforcement of the security hereby constituted by any remedy available at law. The Trustee may exercise all of its rights hereunder without possession of the Notes and without having to produce same in support of any judicial proceeding or trial in connection therewith.

14.3 Any Person who becomes a Noteholder will benefit from the designation of the Trustee as the Fondé de Pouvoir and as the agent for and on behalf of all Noteholders and shall be deemed for the purposes hereof to have irrevocably authorized the Trustee to exercise its duties hereunder.

14.4 The Trustee will be bound only to exercise reasonable care in the exercise of its rights, remedies and recourses or the performance of its obligations under this Deed and, in any event, the Trustee will only be liable for its intentional fault or gross negligence.

14.5 The Trustee may from time to time delegate to any Person, including a Noteholder, the exercise of any of its rights, remedies and recourses or the performance of any of its obligations under this Deed, in which case the Trustee may provide to such Person any information in its possession with respect to the Grantor or the Charged Property. The Trustee shall not in any way be responsible for any misconduct or default of any such Person.

14.6 This Deed shall be binding upon the Grantor towards the Trustee and any successor or assign thereof, by way of amalgamation or otherwise.

14.7 No Person dealing with the Trustee or its mandataries shall be required to determine whether the hypothecs created hereunder have become enforceable or whether the powers which the Trustee is purporting to exercise have become exercisable.

14.8 The Trustee may proceed in its name to the realization of the hypothecs and other rights created hereunder in any manner permitted by law.

14.9 The Trustee may at any time resign office upon written notice to the Grantor and the Noteholders, in which case the Noteholders shall appoint a successor by Instrument of the Noteholders provided such successor is also a Noteholder. Such resignation is effective thirty (30) days after the date of the foregoing notice, except if the successor has been designated before such time, in which case the resignation is effective immediately upon such successor being appointed. Upon such appointment, the successor shall replace the Trustee as agent for the benefit of the Noteholders and all of the terms of this Deed relating to the Trustee shall thereafter be applicable to its successor.

15.	NOTICE

15.1 Any notice, request or other communication hereunder to any party hereto in connection with this Deed shall be in writing and given in accordance with the provisions of the Securities Purchase Agreement. If the Trustee is unable to locate the Grantor at the address provided in the Securities Purchase Agreement, then any such notice or demand may be served upon the Grantor at the Office of the Clerk of the Superior Court, District of Montreal at which office in such event the Grantor elects domicile for the purpose of this Deed.

16.	GOVERNING LAW & JURISDICTION

16.1 This Deed shall be governed by and interpreted in accordance with the laws of the Province of Quebec. The Grantor expressly submits and consents to the non-exclusive jurisdiction of the Superior Court, District of Montreal, with respect to any controversy arising out of or relating to this Deed or any supplement hereto or to any transaction in connection therewith. To the extent, however, that the laws of any other jurisdiction in which the Charged Property is situated govern the validity, perfection or enforcement of the security constituted hereunder, the local laws of such jurisdiction shall govern those issues.

17.	INTERPRETATION

17.1 Any word herein contained in the singular number will include the plural; any word importing any gender will include the masculine, feminine and neuter genders; any word importing a person will include a corporation, a partnership and any other entity and vice versa. The headings of this Deed are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof or the construction or interpretation of this Deed.

18.	OTHER DOCUMENTS

18.1 The Grantor undertakes to perform all acts and enter into all documentation which may be useful or necessary or required by the Trustee for purposes of giving full force and effect to the provisions hereof or to perfect the rights of the Trustee hereunder including, without limitation, the right to recover and collect the Claims and to exercise its hypothecary remedies with respect thereto in accordance with the provisions hereof.

19.	SEVERABILITY

19.1 This Deed shall not be considered as an indivisible whole and every provision of this Deed is and shall be independent of the other and in the event that any part of this Deed is declared invalid, illegal or unenforceable, then the remaining terms, clauses and provisions of this Deed shall not be affected by such declaration and all of the remaining clauses of this Deed shall remain valid, binding and enforceable.

20.	PRECEDENCE

20.1 In the event that any provisions of this Deed contradict or are otherwise incapable of being construed in conjunction with the provisions of the Securities Purchase Agreement, the Notes or any of the other Transaction Documents, the following will apply: (a) the provisions of the Securities Purchase Agreement, the Notes or the relevant Transaction Document (as the case may be) shall take precedence over those contained in this Deed; and (b) if any act of the Grantor is expressly permitted under the Securities Purchase Agreement, the Notes or the other Transaction Documents but is prohibited under this Deed, any such act shall be permitted under the Securities Purchase Agreement, the Notes or the relevant Transaction Document (as the case may be) and shall be deemed to be permitted under this Deed; the whole unless as a result thereof the security created hereby or any of the hypothecary remedies of the Trustee hereunder would be in any way diminished or invalidated, in which case the provisions of this Deed will govern.

21.	ADDITIONAL DESCRIPTIONS OF PROPERTY

21.1 Scheduled Intellectual Property:

A. The following Patents:

1. Optical Detection and Method, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	6,678,049

2. Choice of Wavelengths for Multiwavelength Optical Imaging, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
PCT	pending

US	6,694,159

US	pending

EP	pending

HK	pending

3. Scanning module for imaging through scattering media, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	6,332,093

4. Method and apparatus for detecting malignancies in living tissue, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
CA	2,163,914

US	5,808,304

5. Dual spatial integration for depth discrimination of heterogeneities in turbid media, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
CA	2,296,929 (pending in exam)

EP	pending

JP	pending

SG	82365

US	6,415,172

6. Optical imaging through scattering imaging: fit to an inhomogeneous diffusion model for differentiation, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
CA	2,249,099

EP	98946189.2

US	6,148,226

7. Multi-wavelength imaging of highly turbid media, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
CA	2,453,585

CN	pending

EP	pending

JP	pending

US	pending

8. N-time gate Data-type for TPSF imaging, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
EP	02750684.9

US	pending

9. Simultaneous multiwavelength TPSF-based optical imaging, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
CA	2,453,644

CN	pending

EP	pending

JP	pending

US	pending

10. Continuous wave optical imaging assuming a scatter law, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	pending

WO	CA2004/000297 (pending)

11. Method and apparatus for time resolved optical imaging of biological tissue as part of animals, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
AU	pending

CA	pending

CN	pending

EP	pending

JP	pending

IN	pending

US	pending

12. Method and apparatus for positioning a patient on a table for a medical procedure on a breast, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	6883194

13. Method and Apparatus for Optical Imaging, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	pending

14. Method and apparatus for positioning the arm of a patient while on a table for a medical procedure on a breast, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	6886198

15. Table for positioning a patient for a procedure on a breast, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	allowed

16. Method and apparatus for combining continuous wave and time domain optical imaging, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
US	pending

WO	CA2004/000365 (pending)

17. Method & Apparatus for Selecting Regions of Interest in Optical Imaging, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
AU	pending

CA	pending

CN	pending

EP	pending

JP	pending

IN	pending

US	pending

18. A time domain optical fluorescence method to improve estimation of fluorophore depth and concentration, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
WO	PCT/IB2004/003559 (pending)

19. Method for determining optical properties of turbid media, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
USPR	pending

20. Method for selecting wavelengths for optical data acquisition, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
USPR	pending

21. Method for Fluorescence Tomographic Imaging, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
USPR	pending

22. Optical Imaging Method for Tissue Characterization, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
USPR	pending

23. Method for improving fluorescence image contrast, registered as follows:

COUNTRY	REGISTRATION/APPLICATION NUMBER
USPR	pending

B. The following Trademarks:

Registration Date
		Application Date	and Number (if
Trade-mark	Country	and Number	applicable)
	CANADA	08/08/1996 No. 820,062	13/09/1999 No. TMA516,214

OPTIX	CANADA	16/11/2003 No. 1,196,174

SAMI	CANADA	10/02/2003 No. 1,167,577

SOFTSCAN	CANADA	15/04/1998 No. 874,955	05/09/2000 No. TMA532,173

	CANADA	07/12/2001 No. 1,124,753	16/01/2004 No. TMA599,704

SOFTSCAN	CTM	08/07/1998 No. 879,460	12/07/2000 No. 879,460

	USA	23/09/1996 No. 75/169,800	19/09/2000 No. 2,386,703

OPTIX	USA	10/11/2003 No. 76/558,500

SAMI	USA	12/03/2003 No. 76/496,766

SOFTSCAN	USA	14/04/1998 No. 75/468,074	24/09/2002 No. 2,622,551

	USA	19/03/2002 No. 76/383,328	01/03/2005 No. 2,928,474

C.	The following rights to Patents under license with third parties:

1. Examination of Breast Tissue Using Time-Resolved Spectroscopy, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
US	5,555,885

WO	9502987A3

EP	0708616A1

CN	1126945

CA	2,167,179 AA

2. Apparatus for Determining the Concentration of a Tissue Pigment of Known Absorbance, In Vivo, Using the Decay Characteristics of Scattered Electromagnetic Radiation, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,119,815

JP	2690131

U.S.	6,192,260 (continuation of U.S. Pat. 5,119,815)

PCT	US 94/07984

CA	2,167,179

EP	94923510.5

JP	505316/95

CN	94192720.2

3. Localization of Abnormal Breast Tissue Using Time-Resolved Spectroscopy, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,899,865

4. Optical Coupler for In Vivo Examination of Biological Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,596,987

PCT	US95/00235

CA	2209240

CN	96191290.1

EP	96902117.9

JP	8521248

5. Optical Coupler for In Vivo Examination of Biological Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,987,351

WO	9620638A1

EP	0808124B1

CA	2,209,240 AA

6. Optical Examination Device, System and Method, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,618,614

PCT	US96/11630

CA	2239552

EP	96921808.0

7. Spectrophotometric Examination of Tissue of Small Dimension, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,402,778

PCT	US94/00732

CA	2154062

EP	94906697.1

JP	517186/1994

CN	94190957.3

8. Quantitative and Qualitative In Vivo Tissue Examination Using Time Resolved Spectroscopy, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,386,827

PCT	US94/03518

CA	2158640

EP	94912367.3

JP	522359/94

CN	94181623.5

HK	98116080.0

9. Time-Resolved Spectroscopic Apparatus and Method Using Streak Camera, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S	6,564,076

10. Methods and Apparatus for Determining the Concentration of a Tissue Pigment of Known Absorbance In Vivo, Using the Decay Characteristics of Scattered Electromagnetic Radiation, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,119,815

11. Examination and Imaging of Biological Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,542,772

U.S.	6,058,324

12. Optical Techniques for Examination of Biological Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,820,558

WO	9616596 A1

EP	0796057A4

CA	2,209,240 AA

13. Optical Techniques for Examination of Biological Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,673,701

WO	9616596A1

CA	2,206,591

EP	0796057A1

14. System for Tissue Examination Using Directional Optical Radiation, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,664,574

15. Transcranial Examination of the Brain, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,785,568

16. Phase Modulation Spectrophotometric Apparatus, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,708,048

17. Time-Resolved Spectroscopic Apparatus and Method Using Streak Camera, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,564,076

18. Spectrophotometer for Tissue Examination, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,549,795

19. Transcranial In Vivo Examination of Brain Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,526,309

20. Examination of Biological Tissue by Monitoring One or More Solutes, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,493,565

21. Non-invasive Imaging of Biological Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,397,099

WO	9810698A1

EP	926981A1

AU	4349097A1

22. Systems and Methods for Imaging Fluorophores, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S	6,304,771

23. Examination of a Biological Tissue Using Photon Migration Between a Plurality of Input and Detection Locations, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,272,367

24. Quantitative Analyses of Biological Tissue Using Phase Modulation Spectroscopy, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,263,221

25. Phase Modulation Spectroscopy, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S	6,246,892

26. Methods and Apparatus for Examining Tissue In Vivo Using the Decay Characteristics of Scattered Electromagnetic Radiation, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,192,260

27. Spectrophotometers with Catheters for Measuring Internal Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,134,460

28. Lateralization Spectrophotometer, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,873,821

CA	2,103,166

29. Detection of Brain Hematoma, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,954,053

30. Optical System and Method for Non-Invasive Imaging of Biological Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,853,370

31. Imaging of Biological Tissue Using Photon Migration with High Directionality techniques, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,807,263

32. Optical Probe for Non-Invasive Monitoring of Neural Activity, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,792,051

33. Monitoring one or more solutes in a Biological System Using Optical Techniques, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,782,755

WO	9616592A1

EP	0797404A4

CA	2,206,580

34. Spectrophotometer for Measuring the Metabolic Condition of a Subject, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,779,631

35. Examination of Biological Tissue Using Frequency Domain Spectroscopy, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,553,614

36. Examination of Subjects Using Photon Migration with High Directionality Techniques, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,353,799

WO	9325145A1

SG	0043103A1

EP	0647120B1

37. Phase Modulated Spectrophotometry, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,122,974

WO	9009003A1

KR	0145114B1

EP	0456637

CA	2,007,776

US	4,972,331

38. Phase Modulation Spectroscopic System, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,187,672

39. User-Wearable Hemoglobinometer for Measuring the Metabolic Condition of a Subject, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,167,230

40. Method and Device for In Vivo Diagnosis Detecting IP Emission by Body Organ, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,062,428

41. Transabdominal Examination, Monitoring and Imaging of Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
WO	9940842A1

U.S.	20050038344A1

EP	1054620A4

CA	2,319,458

42. Imaging and Characterization of Brain Tissue, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
WO	9940841A1

EP	1054619A1

CA	2,319,456

43. Detection, Imaging and Characterization of Breast Tumors, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
WO	9940840A1

EP	1054618A1

CA	2,319,454

44. Hemoglobinometers and the Like for Measuring the Metabolic Condition of a Subject, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
WO	9220273A3

HK	1014352A1

EP	0591289B1

45. Time and Frequency Domain Spectroscopy Determining Hypoxia, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
WO	9213598A1

HK	1014645A1

EP	0568628

46. Fluorometry Method and Apparatus Using a Semiconductor Laser Diode as a Light Source, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,196,709

47. Phase Fluorometry Using a Modulated Electroluminescent Lamp as a Light Source, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
US	5,281,825

48. Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,246,867

CA	2,087,411

EP	0561 053

JP	3318019

49. Long-Wavelength Fluorescent Probe Compounds for Calcium Ions and their Use in Radiometrically Measuring Calcium Ion Concentrations, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,409,835

50. Apparatus for Multi Dimensional Phase Fluorescence Lifetime Imaging, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,485,530

51. Method and Apparatus for Performing Phase Fluorescence Lifetime Measurements in Flow Cytometry, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,504,377

PCT	US91/07259

52. Fluorescent Energy Transfer Immunoassay, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,631,169

EP	0 552 108

CA	2,087,413

JP	3325939

53. pH and pCO2 Sensing by Luminescent Lifetimes and Energy Transfer, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,648,269

CA	2,087,412

EP	93 4000 89.4

JP	006047/1993

54. Chemical Sensing by Phase-Modulation Fluorometry, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	08/173,277

EP	92 911548.3

55. Method for Optically Measuring Chemical Analytes, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,624,847

56. Long Lifetime Anisotropy (Polarization) Probes for Clinical Chemistry, Immunoassays, Affinity Assays and Biomedical Research, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,660,991

AU	42797/96

57. Method and Apparatus to Perform Trans-Cutaneous Analyte Monitoring, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,628,310

58. Two-Photon and Multi-Photon Measurement of Analytes in Animal and Human Tissues and Fluids, registered as follow:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	5,759,767

59. Metal-Ligand Complexes as Luminescent Probes for DNA Sequencing, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,432,637

60. Method and Composition for Detecting the Presence of a Nucleic Acid Sequence in a Sample, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,200,752

PCT	US99/00781

61. Method and Composition for Characterizing a Sample Containing a Sample Lipid and an Assay Kit, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	08/990,819

62. Water Soluble Luminescent Oxygen Sensor, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,306,661

PCT	US99/2418

63. Advanced Metal-Ligand Complexes for Biophysics, Clinical, and Immunoassay Applications (or Method of Conducting an Assay of a Sample Containing an Analyte of Interest), registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,214,628

PCT	US99/00744

64. Water Soluble Luminescence Oxygen Sensor and Method, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,306,661

65. Method for Determining a Base Sequence of a Nucleotide Strand, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,432,637

66. Polarization Based Sensing, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	6,395,556

67. Fluorescent Probes for Saccharrides, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	100/448,430

68. Anistotropy Based Sensing, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	09/831,635

69. Background Suppression in Fluorometry.

70. Long Wavelength Long Lifetime Luminophores, registered as follows:

COUNTRY	PATENT/APPLICATION NUMBER
U.S.	10/088,646

22.	LANGUAGE

22.1 The parties hereby confirm their express wish that this Deed and all related documents be drawn up in English, but without prejudice to any such documents which may from time to time be drawn up in French only, or in both English and French.

Les parties confirment leur volonté expresse que le présent acte et tous les documents connexes soient rédigés en anglais, mais sans préjudice cependant à tous tels documents qui pourront à l’occasion être rédigés en français seulement, ou à la fois en anglais et en français.

WHEREOF ACTE:

DONE AND PASSED at the City of Montreal, Province of Quebec on the day, month and year hereinabove first mentioned and of record under the number           of the original Minutes of the undersigned Notary.

AND AFTER HAVING DECLARED TO HAVING COGNIZANCE OF THESE PRESENTS AND HAVING EXEMPTED THE SAID NOTARY FROM READING THEM OR CAUSING THEM TO BE READ, the parties have signed with and in the presence of the undersigned Notary.

ART ADVANCED RESEARCH TECHNOLOGIES INC. / ART RECHERCHES ET TECHNOLOGIES AVANCÉES INC.

Per:

Jacques Bédard

Chief Financial Officer

Per:

Sébastien Gignac,

Corporate Secretary

PORTSIDE GROWTH AND OPPORTUNITY FUND

Per:

Michael Gaon, attorney,

mandatary and representative

LAURENT BENHAIM, NOTARY